Exhibit 32.1
Certification Pursuant To 18 U.S.C. Section 1350 By The Principal Executive Officer and Principal Financial Officer,
As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002.
I, F. Clay Creasey, Jr., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of Toys “R” Us Property Company II, LLC (the “Company”) for the quarterly period ended August 3, 2013 (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 17, 2013

/s/ F. Clay Creasey, Jr.
F. Clay Creasey, Jr.
President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)